Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Fourth Quarter and Full Year Fiscal 2022 Financial Results

EXTON, Pa.--(BUSINESS WIRE)-- Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced its financial results for the fourth quarter and full fiscal year 2022 ended September 30, 2022.

For the fourth quarter of fiscal 2022, IS&S reported net sales of $7.3 million, up 5.7% as compared to $6.9 million in the fourth quarter a year ago. The Company reported net income of $1.6 million, or $0.09 per share, an increase of 2.9% compared to $1.5 million, in the fourth quarter of fiscal 2021. IS&S recorded tax expense in the fourth quarter of fiscal 2022 of $0.7 million, compared to $0.4 million in the fourth quarter of fiscal 2021.

Shahram Askarpour, Chief Executive Officer of IS&S, said, “The fourth quarter was another solid quarter of growth in revenue and profitability. Revenue and earnings were up for the fourth consecutive year, driven by top-line growth and an increase in operating leverage. Total cash flows more than doubled for the second consecutive year. We are well positioned to accelerate our revenue and earnings growth and take advantage of organic and inorganic opportunities to generate strong returns for our internal and external stakeholders.”

The Company’s cash on hand increased to $17.3 million as of September 30, 2022, with net cash flows of $2.5 million from investing activities in the fourth quarter due to the sale of a PC-12 airplane. IS&S generated $6.1 million of cash flows from operating activities for the full fiscal year 2022. The Company continues to maintain its strong financial condition and flexibility with significant liquidity and no debt.

New orders in the fourth quarter of fiscal 2022 were approximately $6.5 million and backlog as of September 30, 2022 was $11.8 million. Only purchase orders in hand from the Pilatus PC-24, Textron King Air and the KC-46A long-term programs are included in the total backlog. IS&S expects these programs to remain in production for approximately a decade and believes that they will continue to add to production sales already included in the backlog.

Full Year Fiscal 2022 Results

Total sales for the fiscal year ended September 30, 2022, were $27.7 million up 20.4% compared to $23.0 million for the fiscal year ended September 30, 2021. Operating income of $6.0 million was up 54.5% from $3.9 million in fiscal 2021. Net income for fiscal 2022 was $5.5 million, or $0.32 per share, compared to $5.1 million, or $0.29 per share, in fiscal 2021. Net income in fiscal 2022 included a $1.1 million gain on the sale of an asset. The gain was mostly offset by increased general & administrative expenses of approximately $1.0 million incurred throughout the year due to higher legal and professional fees related to the passing of former Chairman and CEO Geoffrey Hedrick, changes in the Board of Directors, the hiring of a new CFO, and other legal fees associated with the filing of the S-3 Shelf Registration and Rights Plan. In fiscal 2021, net income was aided by a $1.1 million tax benefit from the release of deferred tax valuation allowances in the third quarter. The tax benefit led to a net income differential of $2.9 million from 2021 to 2022, reflecting the tax expense of $1.8 million in 2022 compared to the $1.1 million tax benefit in 2021.

Conference Call

The Company will be hosting a conference call today, Wednesday, December 14, 2022, at 4:30 p.m. ET to discuss these results and the Company’s business outlook and product development. Participants may access the call by calling 1-877-451-6152 or 1-201-389-0879, and requesting to join the Innovative Solutions & Support, Inc. earnings call. A live webcast will be also be available at https://innovative-ss.com/investor-relations/events-presentations/.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions & Support, Inc.
Consolidated Statements of Operations
(unaudited)

	For the Fiscal Quarter Ended September 30,		For the Fiscal Year Ended September 30,
	2022	2021	2022	2021
Net sales:
Product	7,000,379	6,873,116	$27,279,750	$22,760,083
Engineering development contracts	262,742		460,945	284,713
Total net sales	7,263,121	6,873,116	27,740,695	23,044,796

Cost of sales:
Product	2,651,817	2,914,802	10,905,799	10,185,510
Engineering development contracts	143,768		160,515	77,656
Total cost of sales	2,795,585	2,914,802	11,066,314	10,263,166

Gross profit	4,467,536	3,958,314	16,674,381	12,781,630

Operating expenses:
Research and development	642,203	686,172	2,705,140	2,622,919
Selling, general and administrative	1,527,900	1,410,322	6,753,915	6,257,732
Total operating expenses	2,170,103	2,096,494	9,459,055	8,880,651

Operating income	2,297,433	1,861,820	7,215,326	3,900,979

Interest income	65,232	23,912	61,051	1,234
Other income	50,179	96	65,232	74,906
Income before income taxes	2,412,844	1,885,828	7,341,609	3,977,119

Income tax (benefit) expense	761,468	355,569	1,817,831	(1,087,783)

Net income	1,651,376	1,530,259	$5,523,778	$5,064,902

Net income per common share:
Basic	$0.10	$0.09	$0.32	$0.29
Diluted	$0.10	$0.09	$0.32	$0.29

Weighted average shares outstanding:
Basic	17,256,750	17,225,423	17,256,750	17,225,423
Diluted	17,257,871	17,226,620	17,257,871	17,226,620

Innovative Solutions and Support, Inc.
Consolidated Balance Sheets
(unaudited)

	September 30,	September 30,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$17,250,546	$8,265,606
Accounts receivable	4,297,457	4,046,337
Contract asset	162,742	-
Inventories	5,349,104	4,545,392
Prepaid expenses and other current assets	1,142,470	833,076

Total current assets	28,202,319	17,690,411

Property and equipment, net	6,292,189	8,143,483
Deferred income taxes	46,487	1,063,822
Other assets	164,328	188,284

Total assets	$34,705,323	$27,086,000

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$708,845	$623,620
Accrued expenses	2,972,275	1,431,115
Contract liability	135,686	61,330
Contract liability - related party	123,497	356,174

Total current liabilities	3,940,303	2,472,239

Other liabilities	15,065	28,680

Total liabilities	3,955,368	2,500,919

Shareholders' equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2022 and 2021	-	-

Common stock, $.001 par value: 75,000,000 shares authorized, 19,412,664 and 19,342,823 issued at September 30, 2022 and 2021, respectively	19,413	19,343

Additional paid-in capital	52,458,121	51,817,095
Accumulated deficit	(359,042)	(5,882,820)
Treasury stock, at cost, 2,096,451 shares at September 30, 2022 and at September 30, 2021	(21,368,537)	(21,368,537)

Total shareholders' equity	30,749,955	24,585,081

Total liabilities and shareholders' equity	$34,705,323	$27,086,000

Innovative Solutions and Support, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	For the Fiscal Year Ended September 30,
	2022	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,523,778	$5,064,902	$3,269,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	368,499	432,176	433,510
Share-based compensation expense
Stock options	166,617	181,350	17,337
Stock awards	173,325	159,980	160,006
Gain on disposal of property and equipment	(1,191,743)	-	-
Excess and obsolete inventory cost	-	(100,446)	66,511
Deferred income taxes	1,017,335	(1,193,511)	38
(Increase) decrease in:
Accounts receivable	(251,120)	322,774	(2,020,574)
Contract asset	(162,742)	-	80,182
Inventories	(708,859)	(153,611)	112,848
Prepaid expenses and other current assets	(309,394)	(157,967)	(33,060)
Other non-current assets	-	-	(96,269)
Increase (decrease) in:
Accounts payable	85,224	(167,272)	(288,181)
Accrued expenses	1,272,826	(4,655)	207,568
Income taxes	269,015	104,640	(1,666)
Contract liability	74,356	(242,835)	284,684
Contract liability - related party	(232,677)	346,974	(550)
Net cash provided by operating activities	6,094,440	4,592,499	2,192,167

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(161,230)	(340,678)	(118,797)
Proceeds from the sale of property and equipment	2,750,576	-	-
Net cash provided by (used in) investing activities	2,589,346	(340,678)	(118,797)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from paycheck protection program	-	-	1,203,900
Repayment of paycheck protection program	-	-	(1,203,900)
Proceeds from exercise of stock options	301,154	17,010	175,143
Tax withholding related to cashless exercise of stock options	-	-	(880,476)
Dividend paid	-	(19,788,092)	-
Net cash provided by (used in) financing activities	301,154	(19,771,082)	(705,333)

Net increase (decrease) in cash and cash equivalents and restricted cash	8,984,940	(15,519,261)	1,368,037
Cash and cash equivalents and restricted cash, beginning of year	8,265,606	23,784,867	22,416,830

Cash and cash equivalents and restricted cash, end of year	$17,250,546	$8,265,606	$23,784,867

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$531,481	$1,089	$2,456
Cash received from income tax refund	-	-	309,712

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION
Cashless exercise of stock options	-	-	1,635,000
Accrual of dividends payable	-	-	11,180,900